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                                                                   EXHIBIT 10.20

                       EXECUTIVE STOCK PLEDGE AGREEMENT
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     THIS PLEDGE AGREEMENT is made as of November 24, 1999 (the "Closing Date"),
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between Robert J. Muller, Jr. (the "Executive") and Panolam Industries Holdings,
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Inc., a Delaware corporation ("Holdings").
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     WHEREAS, the Executive and Holdings (the "Parties") and Panolam Industries
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International, Inc., a Delaware corporation ("International") have entered into
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a certain Employment Agreement dated as of November 24, 1999 (the "Employment
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Agreement");
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     WHEREAS, pursuant to the Employment Agreement, the Parties have entered into a certain Executive Stock Purchase Agreement, dated as of the Closing Date (the "Executive Stock Agreement"), under which the Executive has purchased
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2,717.5 shares (the "Pledged Shares") of Holdings' common stock, $.01 par value,
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for an aggregate purchase price of $3,500,000;

     WHEREAS, the Executive purchased the Pledged Shares by delivering to Holdings a promissory note in the aggregate principal amount of $3,500,000 (the "Executive Note");
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     WHEREAS, the Parties desire to set forth the terms and conditions upon which the Executive Note is secured by the Executive's pledge to Holdings of the Pledged Shares;

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce Holdings to accept the Executive Note as full payment for the Pledged Shares, the Parties hereby agree as follows:

     1.  Pledge.  The Executive hereby pledges to Holdings, and grants to
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Holdings a security interest in, the Pledged Shares as security for the prompt and complete payment when due of the unpaid principal of, and interest on, the Executive Note. Holdings shall be deemed to hold the Pledged Shares for the benefit of itself as lender pursuant to the Executive Note and otherwise in trust for the Executive pursuant to the terms hereof.

     2.  Delivery of Pledged Shares.  Upon the execution of this Pledge
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Agreement, the Executive shall deliver to Holdings the certificate(s)
representing the Pledged Shares, together with such duly executed forms of assignment sufficient to transfer title thereto as Holdings may reasonably request.

     3.  Voting Rights; Cash Dividends.  Notwithstanding anything to the
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contrary contained herein, during the term of this Pledge Agreement and until such time as there exists a material default under the Executive Note, the Executive shall be entitled to all voting rights with respect to the Pledged Shares, and shall be entitled to receive all cash dividends paid in respect of the Pledged Shares. Upon the occurrence of, and during the continuance of, any such default, Holdings shall retain all such cash dividends payable on the Pledged Shares as additional security hereunder.
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     4.  Stock Dividends, Distributions, etc.  If, while this Pledge Agreement
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is in effect, the Executive becomes entitled to receive or receives any securities or other property in respect of, in substitution for, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), the Executive shall, upon reasonable request by Holdings, accept such securities or other property on behalf of, and for the benefit of, Holdings as additional security for the Executive's obligations under the Executive Note and shall promptly deliver such additional security to Holdings together with such duly executed forms of assignment as Holdings may reasonably request, and such additional security shall be deemed to be part of the Pledged Shares hereunder.

     5.  Default.  If the Executive defaults in the payment of principal or
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interest under the Executive Note when it becomes due, Holdings may exercise any and all the rights, powers and remedies of any owner of the Pledged Shares (including the right to vote the Pledged Shares and receive dividends and distributions with respect to the Pledged Shares) and shall have, and may exercise, any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of New York or otherwise available to Holdings under applicable law. Without limiting the foregoing, Holdings is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Shares at any private sale or public auction, on not less than ten days written notice to the Executive, at such price or prices and upon such terms as Holdings may deem advisable. The Executive shall have no right to redeem the Pledged Shares after any such sale or assignment. At any such sale or auction, Holdings may bid for, and become the purchaser of, the whole or any part of the Pledged Shares offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Executive Note; provided, however, that after
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payment in full of the aggregate indebtedness evidenced by the Executive Note, the balance of the proceeds of sale then remaining shall be paid to the Executive and the Executive shall be entitled to the return of any of the Pledged Shares remaining in the custody of Holdings. To the extent provided in
Section 4(a) of the Executive Note, the Executive shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Executive Note in full.

     6.  Payment of Indebtedness and Release of Pledged Shares.  Upon payment of
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any portion of the aggregate indebtedness evidenced by the Executive Note,
Holdings shall promptly release a pro rata portion of the Pledged Shares to the
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Executive, together with all forms of assignment reasonably requested by the
Executive and other documentation reasonably requested by the Executive relating to the released Pledged Shares. Upon full payment of all principal and interest evidenced by the Executive Note, Holdings shall promptly release all Pledged Shares to the Executive, together with all forms of assignment reasonably requested by the Executive and other documentation reasonably requested by the Executive relating to them.

     If any Pledged Shares are to be transferred pursuant to an exercise of "Tag-Along Rights" or "Drag-Along Rights" or in an "Approved Sale" (as such terms are defined in the Executive Stockholders' Agreement of even date herewith among Panolam Acquisition Company, L.L.C., Holdings and the Executive), then the proceeds from such transfer, to the extent of the indebtedness then outstanding under the Executive Note, shall be applied to prepay amounts

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outstanding under the Executive Note (provided that any non-cash proceeds shall be valued at their Fair Market Value). Upon reasonable conditions as Holdings may then in good faith establish, Holdings shall release all or any part of the Pledged Shares to be transferred pursuant to an exercise of Tag-Along Rights or Drag-Along Rights or in an Approved Sale.

     7.  Further Assurances.  Each Party agrees that at any time, and from time
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to time, upon the reasonable written request of the other Party, such Party shall promptly execute and deliver such further documents, and promptly do such further acts and things, as are reasonably necessary in order to effect the purposes of this Pledge Agreement.

     8.  Miscellaneous.  The following Sections of the Employment Agreement
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shall be deemed incorporated into this Pledge Agreement as if fully set forth herein, except that (A) all references to "the Company" shall be disregarded,
(B) all references to "this Agreement" shall be deemed to be references to this Pledge Agreement, (C) the term "Covered Claim" as used in Section 15 of the Employment Agreement shall be deemed to include only claims arising under or relating to this Pledge Agreement and (D) references to attached "forms of agreement" shall be disregarded:

         (i)     Section 13 (relating to assignments and transfers),

         (ii)    Section 14 (relating to representations),

         (iii)   Section 15 (relating to dispute resolution),

         (iv)    Section 16 (relating to notices),

         (v) Section 17(a) (the "integration clause") which shall be deemed to include the Employment Agreement and the agreements forms of which are attached to the Employment Agreement,

         (vi)    Section 17(b) (relating to severability),

         (vii)   Section 17(c) (relating to amendments and waivers),

         (viii)  Section 17(d) (relating to headings),

         (ix) Section 17(e) (second sentence only) (relating to the Executive's death or incompetence),

         (x)     Section 17(f) (relating to survival of provisions),

         (xi)    Section 17(j) (relating to governing law) and

         (xii)   Section 17(k) (relating to counterparts).

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IN WITNESS WHEREOF, the Parties have entered into this Pledge Agreement as of the date first set forth above.


                              THE EXECUTIVE



                              ________________________
                              Robert J. Muller, Jr.



                              PANOLAM INDUSTRIES HOLDINGS, INC.



                              By: _________________________

                              Name:

                              Title:

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